Exhibit 5.1

Baker & McKenzie LLP 300 East Randolph Street, Suite 5000 Chicago, IL 60601 United States Tel: +1 312 861 8000 Fax: +1 312 861 2899 www.bakermckenzie.com

October 9, 2026

Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

Re: Registration Statement on Form S-3ASR of Amprius Technologies, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Amprius Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3ASR (the “Registration Statement”) to be filed on October 9, 2026 under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an indeterminate number of: (i) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”); (iii) the Company’s debt securities (the “Debt Securities”); (iv) depositary shares of the Company representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”), which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); (vi) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants or units consisting of some or all of these securities (the “Subscription Rights”), which may be issued pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”); (vii) purchase contracts of the Company with respect to the securities of the Company (the “Purchase Contracts”), which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”); and (viii) units consisting of two or more securities described above in any combination (the “Units”), which may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”). The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Subscription Rights, the Purchase Contracts and the Units are collectively referred to herein as the “Offered Securities.”

This opinion is being rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement; (ii) the form of Indenture incorporated by reference into the Registration Statement relating to the issuance of Debt Securities by the Company (the “Indenture”); (iii) the Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company; (iv) certain resolutions of the Board of Directors of the Company (the “Board”); and (v) such other corporate records, agreements, documents, instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

As used herein, “Transaction Agreements” means the Indenture and any supplemental indentures establishing the terms of the Debt Securities pursuant thereto, any Depositary Agreements, any Warrant Agreements, any Subscription Rights Agreements, any Purchase Contract Agreements, any Unit Agreements, and any applicable sale, purchase, underwriting or similar agreement.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities, (viii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) with respect to shares of Common Stock or Preferred Stock, that there will be sufficient shares of Common Stock and Preferred Stock authorized under the Company’s Certificate of Incorporation that are not otherwise reserved for issuance, (x) each Offered Security and any Transaction Agreements will be duly authorized, validly executed and delivered by the parties thereto in substantially the form reviewed by us, (xi) with respect to Debt Securities, (A) the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 has been or will be filed with the SEC with respect to such trustee, and (B) the applicable Indenture or supplement will be duly authorized, validly executed and delivered by the applicable trustee and will constitute the legally valid and binding obligation of such trustee, enforceable against such trustee in accordance with its terms, (xii) an applicable definitive sale, purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto, and (xiii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We have also assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company, and the performance of its obligations under, any Transaction Agreement and the Offered Securities will not, violate, conflict with or constitute a default under (i) the organizational documents of the Company, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (other than such consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations which shall have been obtained or made, as the case may be, and which shall be in full force and effect). We have also assumed that (A) prior to the issuance of any Offered Securities, each Transaction Agreement and each other certificate, note or other executed document evidencing the Offered Securities will be duly authorized, validly executed and delivered by the Company under applicable law, (B) the choice of laws of the State of New York in any Transaction Agreement is legal and valid under the laws of any other applicable jurisdictions, (C) the execution and delivery by the Company of each Transaction Agreement and each other certificate, note or executed document evidencing the Offered Securities and the performance by the Company of its obligations thereunder will not violate or conflict with any laws of the State of Delaware or New York, and (D) the Company will have otherwise complied with all aspects of the laws of the States of Delaware and New York, as applicable, in connection with the issuance of the Offered Securities as contemplated by the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to any shares of Common Stock offered under the Registration Statement (the “Offered Common Stock”), when: (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Offered Common Stock, the terms of the offering thereof, and related matters, and (ii) the shares of Offered Common Stock have been duly delivered either (a) in accordance with the applicable definitive sale, purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (in an amount not less than the par value of the Offered Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (in an amount not less than the par value of the Offered Common Stock), the shares of Offered Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to any particular series of shares of Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), when: (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Offered Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation (a “Certificate”) relating to such Offered Preferred Stock conforming to the General Corporation Law of the State of Delaware (the “DGCL”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (ii) the shares of Offered Preferred Stock have been duly delivered either (a) in accordance with the applicable definitive sale, purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (in an amount not less than the par value of the Offered Preferred Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (in an amount not less than the par value of the Offered Preferred Stock), the shares of Offered Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to any Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when: (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities, the terms of the offering thereof, and related matters, (ii) the applicable trustee (A) is qualified to act as trustee under the Indenture and the Company has filed a Statement of Eligibility on Form T-1 for the applicable trustee with the SEC and (B) has duly executed and delivered the Indenture, (iii) the Indenture (A) has been duly authorized and validly executed and delivered by the Company to the applicable trustee and (B) has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Offered Debt Securities have been duly authorized, validly executed, issued and delivered in accordance with the terms of the applicable Indenture or any supplemental indenture thereto and delivered in accordance with any applicable definitive sale, purchase, underwriting or similar agreement, upon payment of the consideration therefor provided for therein, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any other Offered Security) will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4.	With respect to any Depositary Shares offered under the Registration Statement (the “Offered Depositary Shares”), when: (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares, the terms of the offering thereof, and related matters, including the authorization of the Preferred Stock relating to such Offered Depositary Shares, the adoption of a Certificate relating to such Preferred Stock and the filing of the Certificate with the Secretary of State of the State of Delaware, (ii) the applicable Depositary Agreement has been duly authorized, validly executed and delivered by each party thereto, (iii) the related Preferred Stock has been delivered to the applicable bank depositary for deposit in accordance with the applicable Depositary Agreement, and (iv) the receipts evidencing the Offered Depositary Shares have been duly issued against such deposit of the related Preferred Stock and delivered in accordance with any applicable definitive sale, purchase, underwriting or similar agreement, upon payment of the consideration therefor provided for therein, the Offered Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.	With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when: (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the terms of the offering thereof, and related matters, (ii) the applicable Offered Securities relating to such Offered Warrants have been duly authorized for issuance, (iii) the applicable Warrant Agreement has been duly authorized, vaildly executed and delivered by each party thereto, and (iv) the Offered Warrants have been duly authorized, validly executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and delivered in accordance with any applicable definitive sale, purchase, underwriting or similar agreement, upon payment of the consideration therefor provided for therein, the Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

6.	With respect to any Subscription Rights offered under the Registration Statement (the “Offered Subscription Rights”), when: (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights, the terms of the offering thereof, and related matters, (ii) the applicable Subscription Rights Agreement has been duly authorized, validly executed and delivered by each party thereto, and (iii) the Offered Subscription Rights have been duly authorized, validly executed, issued and delivered in accordance with the terms of the applicable Subscription Rights Agreement and delivered in accordance with any applicable definitive sale, purchase, underwriting or similar agreement, upon payment of the consideration therefor provided for therein, the Offered Subscription Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

7.	With respect to any Purchase Contracts offered under the Registration Statement (the “Offered Purchase Contracts”), when: (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Offered Purchase Contracts, the terms of the offering thereof, and related matters, (ii) the applicable Purchase Contract Agreement has been duly authorized, validly executed and delivered by each party thereto, and (iii) the Offered Purchase Contracts have been duly authorized, validly executed, issued and delivered in accordance with the terms of the applicable Purchase Contract Agreement and delivered in accordance with any applicable definitive sale, purchase, underwriting or similar agreement, upon payment of the consideration therefor provided for therein, the Offered Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

8.	With respect to any Units offered under the Registration Statement (the “Offered Units”), when: (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Offered Units (including any Offered Securities underlying the Offered Units), the terms of the offering thereof, and related matters, (ii) the applicable Offered Securities relating to such Offered Units have been duly authorized for issuance, (iii) the applicable Unit Agreement has been duly authorized, validly executed and delivered by each party thereto, and (iv) the Offered Units have been duly authorized, validly executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and delivered in accordance with any applicable definitive sale, purchase, underwriting or similar agreement, upon payment of the consideration therefor provided for therein, the Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Offered Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

The foregoing opinions are limited in all respects to the laws of the State of New York and the DGCL.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent change in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP

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